Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended Quarterly Report on Form 10-Q of Kraig Biocraft Laboratories, Inc. for the period ending June 30, 2009, I, Kim Thompson, Chief Executive Officer and Chief Financial and Accounting Officer of Kraig Biocraft Laboratories, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such amended Quarterly Report of Form 10-Q for the period ending June 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such amended Quarterly Report on Form 10-Q for the period ended June 30, 2009, fairly represents in all material respects, the financial condition and results of operations of Kraig Biocraft Laboratories, Inc.

Date: November 23, 2009

Kraig Biocraft Laboratories, Inc.

By: /s/ Kim Thompson
Kim Thompson Chief Executive Officer Chief Financial and Accounting Officer